                   Report of Independent Auditors on Schedules

The Board of Directors and Stockholder
American Equity Investment Life Insurance Company

We have audited the consolidated balance sheets of American Equity Investment Life Insurance Company as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2002, and have issued our report thereon dated March 14, 2003 (included elsewhere in this Form N-4). Our audits also included the financial statement schedules listed in Item 24(a)(2) of this Form N-4. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                       /s/ Ernst & Young LLP
Des Moines, Iowa
March 14, 2003

                American Equity Investment Life Insurance Company

                   Schedule I - Summary of Investments - Other
                       Than Investments in Related Parties

                                December 31, 2002

                      COLUMN A                            COLUMN B         COLUMN C          COLUMN D
-----------------------------------------------------------------------------------------------------------
                                                                                            AMOUNT AT
                                                                                           WHICH SHOWN
                                                                                            IN BALANCE
                 TYPE OF INVESTMENT                       COST (1)        FAIR VALUE        SHEET (2)
-----------------------------------------------------------------------------------------------------------
                                                                    (DOLLARS IN THOUSANDS)
Fixed maturity securities:
   Available for sale:
     United States Government and agencies               $3,116,562        $3,134,003        $3,134,003
     State, municipal, and other governments                  5,621             5,631             5,631
     Public utilities                                        52,308            51,023            51,023
     Corporate securities                                   354,071           338,070           338,070
     Redeemable preferred stocks                             11,882            12,822            12,822
     Mortgage and asset-backed securities                   256,470           211,595           211,595
                                                     ------------------------------------------------------
                                                          3,796,914         3,753,144         3,753,144

   Held for investment:
     United States Government and agencies                1,073,837         1,075,664         1,073,837
     Redeemable preferred stocks                             75,673            75,673            75,673
                                                     ------------------------------------------------------
                                                          1,149,510         1,151,337         1,149,510
                                                     ------------------------------------------------------
Total fixed maturity securities                           4,946,424        $4,904,481         4,902,654
                                                                       ==================

Equity securities:
   Non-redeemable preferred stocks                           11,218            11,379            11,379
   Common stocks                                              6,633             5,427             5,427
                                                     ------------------------------------------------------
Total equity securities                                      17,851        $   16,806            16,806
                                                                       ==================

Mortgage loans on real estate                               334,339                             334,339
Derivative instruments                                       46,485                              52,313
Policy loans                                                    295                                 295
Short-term investments                                       20,174                              20,174
                                                     -------------------                -------------------
Total investments                                        $5,365,568                          $5,326,581
                                                     ===================                ===================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities, derivative instruments and short-term investments, and unpaid principal balances for mortgage loans.

(2)  Derivative instruments are carried at estimated fair value.

                American Equity Investment Life Insurance Company

               Schedule III - Supplementary Insurance Information

                                December 31, 2002


                   COLUMN A                      COLUMN B       COLUMN C       COLUMN D       COLUMN E
-----------------------------------------------------------------------------------------------------------
                                                 DEFERRED                                     OTHER POLICY
                                                  POLICY                                       FUNDS AND
                                                ACQUISITION    POLICY BENEFIT     UNEARNED      CONTRACT
                                                   COSTS          RESERVES        PREMIUMS      CLAIMS
                                              -------------------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
As of December 31, 2002:
   Life insurance                                 $595,450       $5,452,365       $  -           $35,644
                                              =============================================================

As of December 31, 2001:
   Life insurance                                 $492,757       $3,993,945       $  -           $22,046
                                              =============================================================

As of December 31, 2000:
   Life insurance                                 $289,609       $2,099,915       $  -           $16,669
                                              =============================================================


                 COLUMN A                  COLUMN F     COLUMN G     COLUMN H      COLUMN I     COLUMN J
-----------------------------------------------------------------------------------------------------------
                                                                     BENEFITS,   AMORTIZATION
                                                                      CLAIMS,    OF DEFERRED
                                                           NET      LOSSES, AND     POLICY      OTHER
                                            PREMIUM    INVESTMENT   SETTLEMENT   ACQUISITION   OPERATING
                                            REVENUE      INCOME      EXPENSES       COSTS       EXPENSES
                                          -----------------------------------------------------------------
                                                               (DOLLARS IN THOUSANDS)
Year ended December 31, 2002:
   Life insurance                             $29,040    $304,128      $181,923      $39,930     $27,263
                                          =================================================================

Year ended December 31, 2001:
   Life insurance                             $25,661    $204,653      $120,606      $23,040     $26,273
                                          =================================================================

Year ended December 31, 2000:
   Life insurance                             $19,372   $  94,497     $  65,257     $  8,574     $25,166
                                          =================================================================

                American Equity Investment Life Insurance Company

                            Schedule IV - Reinsurance

                                December 31, 2002

                COLUMN A                           COLUMN B      COLUMN C     COLUMN D      COLUMN E     COLUMN F
------------------------------------------------------------------------------------------------------------------
                                                                                                      PERCENTAGE
                                                                CEDED TO      ASSUMED                 OF AMOUNT
                                                     GROSS        OTHER      FROM OTHER               ASSUMED
                                                     AMOUNT     COMPANIES    COMPANIES    NET AMOUNT    NET
                                                -----------------------------------------------------------------
                                                              (DOLLARS IN THOUSANDS)
Year ended December 31, 2002:
   Life insurance in force, at end of year        $2,084,417   $      807   $  133,745   $2,217,355     6.03%
                                                =================================================================
   Insurance premiums and other considerations:
       Annuity and single premium
         universal life product charges               15,376   $        +   $       --   $   15,376        -%
       Traditional life and accident
         and health insurance premiums                10,421          362        3,605       13,664    26.38
                                                -----------------------------------------------------------------
                                                  $   25,797   $      362   $    3,605   $   29,040    12.41%
                                                =================================================================

Year ended December 31, 2001:
   Life insurance in force, at end of year        $2,366,765   $  260,675   $  209,647   $2,315,737     9.05%
                                                =================================================================
   Insurance premiums and other considerations:
       Annuity and single premium
         universal life product charges           $   12,555   $       35   $       --   $   12,520        -%
       Traditional life and accident
         and health insurance premiums                 9,043          156        4,254       13,141    32.37
                                                -----------------------------------------------------------------
                                                  $   21,598   $      191   $    4,254   $   25,661    16.58%
                                                =================================================================

Year ended December 31, 2000:
   Life insurance in force, at end of year        $2,365,190   $  171,704   $  161,793   $2,355,279     6.87%
                                                =================================================================
   Insurance premiums and other considerations:
       Annuity and single premium
         universal life product charges           $    8,338   $       --   $       --   $    8,338        -%
       Traditional life and accident
         and health insurance premiums                 8,600          182        2,616       11,034    23.71
                                                -----------------------------------------------------------------
                                                  $   16,938   $      182   $    2,616   $   19,372    13.50%
                                                =================================================================